Exhibit 99.1
Oasis Petroleum Inc. Reports Second Quarter 2021 Results, Declares Dividend and Updates 2021 Outlook
Houston, Texas — August 3, 2021 — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) today announced financial and operating results for the second quarter of 2021, declared its second quarter 2021 dividend, and updated its 2021 outlook.
2Q21 Operational and Financial Highlights:
•Produced total volumes of 54.3 MBoepd and oil volumes of 34.7 MBopd in 2Q21, both above guidance midpoint. Reiterating 4Q21 average volumes of 74.5-77.5 MBoepd and oil volumes of 49.5-51.5 MBopd;
•E&P CapEx was $52.5MM, 36% below guidance midpoint reflecting operational efficiencies, timing, and other items. Lowering full-year capital by 7% to $200MM-$215MM ($215MM-$230MM prior guidance);
•Consolidated G&A was $20.2MM. E&P Cash G&A(1) totaled $11.0MM, including approximately $3.0MM of planned non-recurring items. FY21 and 4Q21 E&P Cash G&A per Boe guidance remains unchanged;
•Drove E&P LOE below low-end of guidance ($10.50-$11.50/Boe) to $10.21/Boe and anticipate further reductions in 2H21;
•Crude oil differentials were tight during 2Q21 averaging $0.61 off of NYMEX WTI;
•Net cash provided by operating activities was $160.0MM and net income was $81.3MM;
•Adjusted EBITDA to Oasis(1) was $107.0MM and E&P Free Cash Flow(1) was $54.8MM;
•Oasis Midstream Partners (NASDAQ: OMP) announced a $0.56/unit 2Q21 distribution;
•Determined qualification under Section 382(l)(5) of the Internal Revenue Code to reduce cash taxes to zero in 2Q21 and FY21, a savings of over $50MM vs. prior estimates. By YE21, Oasis projects an estimated net operating loss (“NOL”) between $400MM-$500MM(2), which could be used to offset future taxable income (see NOL Update below).
Strategic Initiatives:
•Publishing inaugural Sustainability Report in August 2021 highlighting our commitment to and transparency around ESG initiatives;
•Expect acquisition of Williston Basin assets from Diamondback Energy to close late in the third quarter of 2021. Purchase price of $745MM will be adjusted downward for free cash flow generated from the April 1 effective date;
•Completed sale of remaining upstream assets in Permian Basin;
•Announced inventory post Williston Basin acquisition and Permian Basin divestiture of approximately 670 locations with breakeven oil price of $55/bbl NYMEX WTI or below, including approximately 140 three-mile lateral locations. IRR for all locations expected to average 46% assuming $55/bbl NYMEX WTI and $2.75/mmBtu NYMEX gas. See Oasis’s latest investor presentation for more detail;
•Declared $0.375/share dividend ($1.50/share annualized) and reiterated plan to increase the fixed dividend to $0.50/share upon the first quarter after closing the previously announced Williston Basin acquisition;
•Redeemed $87.0MM of OMP common units and paid special dividend of $4 per common share in July. Oasis now owns 33.8MM OMP common units;
•Repurchased $14.6MM of common stock at a weighted average price of $76.30 per common share under current $100MM share repurchase plan;
•Best-in-class balance sheet supported by strong free cash flow generation in 2Q21, no debt under the Oasis credit facility as of June 30, 2021, and low leverage pro forma for pending Williston Basin acquisition;
•Issued $400.0MM of 6.375% senior unsecured notes due 2026.

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(2) Estimated NOL range subject to the closing of previously announced acquisition of assets in the Williston Basin, fluctuations in commodity prices for the remainder of the year and other revisions.

“Second quarter operational and financial results demonstrate strong execution and cost control,” said Danny Brown, Oasis's Chief Executive Officer. “Additionally, Oasis continues to make progress on our key strategic initiatives including our commitment to capital discipline, significant free cash flow generation, and returns to shareholders. In the quarter, we successfully executed multiple strategic initiatives including opportunistically restructuring our asset portfolio at attractive valuations, delivered strong operational results in the field, and identified opportunity to enhance future free cash generation by utilizing our NOLs to offset taxable income. Looking forward, we anticipate generating significant free cash flow and will continue to focus on delivering value and returning cash to shareholders.”
“Additionally, Oasis remains committed to our environment, social responsibilities and the sustainability of our enterprise. As such, I’m pleased to announce we are publishing our inaugural Sustainability Report in August which provides greater transparency into our operations and our focus on continuous improvement. I encourage all stakeholders to review the report to better understand our achievements, progress and ongoing commitments in this important area. Finally, I’m pleased to report we are providing greater transparency into our substantial well inventory with enhanced disclosure on spacing assumptions, anticipated returns, the impact of longer laterals, and economic well count at $55/$2.75 pricing. We are excited about the progress we have made to-date, but continue to see opportunity to create additional value for our shareholders in the future.”
The following table presents select E&P operational and financial data for the second quarter of 2021 compared to guidance for the same period. E&P metrics are consistent with disclosures in the Company’s investor presentation, which can be found on the Company’s website (www.oasispetroleum.com), and includes further reconciliation to consolidated numbers.

E&P Metric	2Q21 Actual	2Q21 Guidance
Production (MBoe/d)	54.3	52.0 – 55.0
Production (Mbbl/d)	34.7	33.5 – 35.5
Differential to NYMEX WTI ($ per Bbl)	$0.61	$1.75 – $2.75
Natural gas realized price (as a % of Henry Hub)(1)	121%	125%
E&P LOE ($ per Boe)	$10.21	$10.50 – $11.50
E&P GPT ($ per Boe)(1)(2)	$4.36	$3.75 – $4.00
E&P Cash G&A ($MM)(1)	$11.0	$9.5 – $11.5
Production taxes (as a % of oil and gas revenues)	6.4%	7.1% – 7.3%
E&P & Other CapEx(3)	$52.5	$75 – $90
Cash Interest ($MM)(1)	$2.4	$2.0 – $4.0
Cash taxes ($MM)	$—	$19 – $23
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Includes charge associated with a minimum volume commitment of approximately $2.4MM.
(3)Includes administrative capital and excludes capitalized interest.

Oasis completed and placed on production 18 gross (12.7 net) operated wells, including 11 gross (9.2 net) operated wells in the Williston Basin and 7 gross (3.5 net) operated wells in the Permian Basin, in the second quarter of 2021. The Company now expects to complete approximately 23 to 25 gross operated wells in 2021 in the Williston Basin.
Financial and Operational Update and Outlook
Oasis expects the acquisition of Williston Basin assets from Diamondback Energy (originally announced May 3, 2021) to close late in the third quarter of 2021. The cash delivered at close will start with the purchase price of $745MM and will be adjusted downward for the $74.5MM deposit paid in May and free cash flow generated from the assets since the April 1 effective date until closing. Overall operations at both Oasis and the acquired assets are in line with prior expectations. 3Q21 guidance assumes the acquisition of Williston Basin assets closes on September 30, 2021, and 4Q21 guidance incorporates the acquisition of Williston Basin assets; both quarters are highlighted in the table below.

E&P Metric	3Q21 Guidance	4Q21 Guidance
	Excludes Acquisition	Includes Acquisition
Production (MBoe/d)	49.0 - 52.0	74.5 - 77.5
Production (Mbbl/d)	31.0 - 33.0	49.5 - 51.5
Differential to NYMEX WTI ($ per Bbl)	$1.00 - $1.50	$1.15 - $1.65
Natural gas realization ($ over NYMEX)	$0.65 - $0.75	$0.65 - $0.75
E&P LOE ($ per Boe)	$9.50 - $10.50	$9.00 - $9.50
E&P GPT ($ per Boe)(1)	$4.00 - $4.30	$4.10 - $4.60
E&P Cash G&A ($MM)(2)	$7.3 - $8.0	$9.2 - $9.8
Production taxes (as a % of oil and gas revenues)	7.7% - 7.9%	8.0% - 8.2%
E&P & Other CapEx(3)	$50 - $60	$65 - $75
Cash Interest ($MM)	$7.0 - $7.5	$7.0 - $7.5
Cash taxes ($MM)(4)	$—	$—
___________________
(1)Excludes effect of non-cash valuation charges on pipeline imbalances and benefits from midstream segment for crude oil gathering and transportation services.
(2)Excludes non-cash equity-based compensation expenses included in the E&P segment.
(3)Includes well services and administrative capital and excludes capitalized interest.
(4)Cash tax guidance updated to reflect the Company’s election of IRC Section 382(l)(5). See NOL Update below for more information.
NOL Update
The Company has determined that it qualifies for an exception to the limitation on its net operating loss carryforwards (“NOLs”) and other tax attributes (collectively, the “Tax Benefits”) under Section 382(l)(5) of the Internal Revenue Code, as of its emergence from Chapter 11 restructuring. This qualification results in reducing cash taxes to zero in the second quarter of 2021 and for the fiscal year ending December 31, 2021, a savings of over $50 million in cash versus prior estimates. As of December 31, 2021, the Company estimates its federal NOL will be between $400 million and $500 million, subject to the closing of the previously announced acquisition of Williston Basin assets, fluctuations in commodity prices and other revisions.
Under Section 382(l)(5) of the Internal Revenue Code, if the Company were to experience an “ownership change” as defined by Section 382 of the Internal Revenue Code within the two-year period immediately following its date of emergence, the Company would be precluded from utilizing the Tax Benefits following such ownership change. If Oasis is unable to use its Tax Benefits in years in which the Company has taxable income, the Company will pay significantly more in cash tax than if it were able to utilize the Tax Benefits, and those tax costs would negatively impact the Company’s financial position, results of operations and cash flows. As a result, the Company announced today that its Board of Directors (the “Board”) has adopted a Tax Benefits Preservation Plan (the “Tax Plan”) designed to protect the availability of the Company’s Tax Benefits, which may be utilized in certain circumstances to reduce the Company’s future income tax obligations. The Tax Plan reduces the likelihood that any changes in the Company’s investor base, including an ownership change, would limit the Company’s future use of its Tax Benefits.
In adopting the Tax Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock. The Rights will trade with the Company’s common stock and will expire at the close of business on the earlier of August 3, 2024 (three years from adoption) and the date upon which the Board determines that no Tax Benefits remain available or earlier as described in more detail in the Tax Plan. The Rights will be exercisable if, among other things, a person or group of persons acquires 4.95% or more of the Company’s outstanding common stock.
The Tax Plan adopted by the Board is similar to plans adopted by other publicly-held companies with significant NOLs or other substantial tax benefits and is not designed to prevent any action that the Board determines to be in the best interest of the Company and its shareholders. The Company expects to submit the Tax Plan for ratification by the Company’s shareholders at the Company’s 2022 Annual Meeting. Additional information with respect to the Tax Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the U.S. Securities and Exchange Commission. The Rights issued in the Tax Plan are issued pursuant to an agreement between the Company and the rights agent, a copy of which will be filed as an exhibit to the Form 8‑K. For more information regarding the Company’s Tax Benefits, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Select Operational and Financial Data
The following table presents select operational and financial data for the periods presented:

	2Q21	1Q21	2Q20
Production data:
Crude oil (Bopd)	34,668	36,807	36,427
Natural gas (Mcfpd)	117,617	122,388	106,104
Total production (Boepd)	54,271	57,205	54,111
Percent crude oil	63.9%	64.3%	67.3%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$65.52	$56.09	$24.45
Differential to NYMEX WTI ($ per Bbl)	0.61	1.58	2.90
Crude oil, with derivative settlements ($ per Bbl)	47.77	49.11	58.78
Crude oil derivative settlements - net cash receipts (payments) ($MM)	(56.0)	(23.1)	113.8
Natural gas, without derivative settlements ($ per Mcf)(1)	4.53	5.41	1.32
Natural gas, with derivative settlements ($ per Mcf)(1)	4.53	5.46	1.32
Natural gas derivative settlements - net cash receipts ($MM)	—	0.5	—
Selected financial data ($MM):
Revenues:
Crude oil revenues	$206.7	$185.8	$81.1
Natural gas revenues	48.5	59.6	12.8
Purchased oil and gas sales	81.9	48.5	37.4
Midstream revenues	55.8	61.3	34.8
Other services revenues	0.2	0.2	0.4
Total revenues	$393.1	$355.4	$166.5
Net cash provided by (used in) operating activities	$160.0	$190.4	$(47.9)
Non-GAAP measures:
Adjusted EBITDA	$142.3	$169.2	$174.2
Adjusted EBITDA attributable to Oasis	107.0	126.0	161.7
E&P Free Cash Flow	54.8	93.5	92.7
Select operating expenses:
Lease operating expenses	$34.3	$35.3	$29.6
Midstream expenses	23.5	27.9	8.2
Other services expenses	—	—	0.7
GPT, including non-cash valuation charges	20.5	15.7	23.8
Non-cash valuation charges	0.7	(1.8)	1.2
Purchased oil and gas expenses	85.5	48.4	33.2
Production taxes	16.2	16.3	6.8
Depreciation, depletion and amortization	39.0	40.0	33.1
Impairment	—	—	2.3
Total select operating expenses	$219.0	$183.6	$137.7
___________________
(1)Prices include the value for natural gas and natural gas liquids.

G&A totaled $20.2MM in 2Q21, $37.4MM in 2Q20, and $20.7MM in 1Q21. Amortization of equity-based compensation, which is included in G&A, was $4.7MM, or $0.95 per barrel of oil equivalent (“Boe”), in 2Q21 as compared to $4.9MM, or $0.99 per Boe, in 2Q20 and $2.2MM, or $0.43 per Boe, in 1Q21. E&P Cash G&A (non-GAAP) totaled $11.0MM in 2Q21, $28.8MM in 2Q20, and $14.0MM in 1Q21. E&P Cash G&A was $2.23 per Boe in 2Q21, $5.84 per Boe in 2Q20, and $2.72 per Boe in 1Q21. For a definition of E&P Cash G&A and a reconciliation of G&A to E&P Cash G&A, see “Non-GAAP Financial Measures” below.

Interest expense was $22.6MM in 2Q21 as compared to $44.4MM in 2Q20 and $8.7MM in 1Q21. Capitalized interest totaled $0.5MM in 2Q21, $1.8MM in 2Q20, and $0.4MM in 1Q21. Cash Interest (non-GAAP) totaled $13.1MM in 2Q21, $39.0MM in 2Q20 and $5.6MM in 1Q21. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
In 2Q21, the Company recorded an income tax expense of $3.7MM, resulting in a 4.3% effective tax rate as a percentage of its pre-tax income for the quarter. In 1Q21, the Company recorded an income tax benefit of $3.7MM, resulting in a 9.4% effective tax rate as a percentage of its pre-tax loss for the quarter.
In 2Q21, the Company reported net income of $73.4MM, or $3.52 per diluted share, as compared to a net loss of $92.9MM, or $0.29 per diluted share, in 2Q20. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $57.6MM, or $2.76 per diluted share, in 2Q21, as compared to Adjusted Net Income Attributable to Oasis of $73.5MM, or $0.23 per diluted share, in 2Q20. Adjusted EBITDA (non-GAAP) in 2Q21 was $142.3MM, as compared to Adjusted EBITDA of $174.2MM in 2Q20, which included $25.3MM for derivatives monetized in 2Q20. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable financial measures under GAAP, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

	1Q21	2Q21	YTD - 2Q21
CapEx ($MM):
E&P	$28.6	$52.4	$81.0
Other(1)	0.4	0.6	1.0
Total CapEx before midstream	29.0	53.0	82.0
Midstream(2)	0.3	13.4	13.7
Total CapEx	$29.3	$66.4	$95.7
___________________
(1)Includes capitalized interest of $0.4MM in 1Q21 and $0.5MM in 2Q21.
(2)Midstream CapEx attributable to OMP was $0.2MM in 1Q21 and $13.2MM in 2Q21.
City of Williston Dedication to OMP
Oasis Petroleum has approved a dedication to OMP for the City of Williston which includes crude oil, natural gas, and produced water services. The City of Williston is one of Oasis Petroleum’s top operating areas and is located in close proximity to Oasis Petroleum’s Indian Hills project area. Volumes under each service offering are expected to flow as soon as late 2022.
Dividend Declaration
Oasis declared a dividend of $0.375 per share ($1.50/share annualized) for the second quarter of 2021 for shareholders of record as of August 16, 2021, payable on August 27, 2021. Oasis reiterated its plan to increase the fixed dividend to $0.50/share upon the first quarter after closing the previously announced Williston Basin acquisition.
Balance Sheet and Liquidity
The following table presents the Company’s key balance sheet statistics and liquidity. Debt is calculated in accordance with respective credit facility definitions. The debt held at Oasis and OMP is not cross-collateralized and guarantors under the Oasis credit facility are not responsible for OMP debt.

2Q21 ($MM)	OAS	OMP	Consolidated
Revolving credit facility(1)	$400.0	$450.0	$850.0
Elected commitments	450.0	450.0	900.0
Revolver borrowings	—	213.0	213.0
Senior notes	400.0	450.0	850.0
Total debt	400.0	663.0	1,063.0
Cash (including non-current restricted cash)	779.2	9.7	788.9
Letters of credit	1.3	5.5	6.8
Liquidity	$1,177.9	$241.2	$1,419.1

___________________
(1)Borrowing base under the Oasis credit facility to increase $250MM upon closing of acquisition of Williston Basin assets.

Hedging Activity
The Company’s crude oil contracts settle monthly based on the average NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) for fixed price swaps and costless collars. The Company’s natural gas contracts settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. As of August 3, 2021, the Company had the following outstanding commodity derivative contracts:

	2H21	1H22	2H22	2023
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	29.0	19.0	19.0	14.0
Price ($ per Bbl)	$42.09	$50.00	$50.00	$50.00
Two-Way Collars
Volume	8.0	15.0	12.0	12.0
Floor ($ per Bbl)	$51.25	$49.00	$50.00	$45.00
Ceiling ($ per Bbl)	$68.24	$66.28	$66.90	$64.88
Total Crude Oil Volume	37.0	34.0	31.0	26.0

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	40,000	30,000	—	—
Price ($ per MMBtu)	$2.84	$2.82	$—	$—
Total Natural Gas Volume	40,000	30,000	—	—
The June 2021 crude oil derivative contracts settled at a net payable of $25.5MM, which was paid in July 2021 and will be included in the Company’s 3Q21 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and conference call:

Date:	Wednesday, August 4, 2021
Time:	9:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/42264
Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	3391394
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, August 11, 2021 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10159032
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Danny Brown, Chief Executive Officer
Michael H. Lou, Chief Financial Officer and Executive Vice President
Bob Bakanauskas, Director, Investor Relations
(281) 404-9600
ir@oasispetroleum.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston and Permian Basins. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	Successor
	June 30, 2021	December 31, 2020

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$388,915	$15,856
Restricted cash	—	4,370
Accounts receivable, net	302,506	206,539
Inventory	32,833	33,929
Prepaid expenses	5,186	9,729
Derivative instruments	—	467
Other current assets	2,892	727
Total current assets	732,332	271,617
Property, plant and equipment
Oil and gas properties (successful efforts method)	689,958	810,328
Other property and equipment	946,054	935,950
Less: accumulated depreciation, depletion and amortization	(81,327)	(17,491)
Total property, plant and equipment, net	1,554,685	1,728,787
Restricted cash – non–current	400,000	—
Assets held for sale, net	—	5,500
Derivative instruments	32,860	—
Long-term inventory	8,683	14,522
Operating right-of-use assets	4,951	6,083
Intangible assets	42,305	43,667
Goodwill	70,534	70,534
Other assets	90,366	18,327
Total assets	$2,936,716	$2,159,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,867	$3,242
Revenues and production taxes payable	189,963	146,497
Accrued liabilities	223,119	126,284
Accrued interest payable	11,082	980
Derivative instruments	256,055	56,944
Advances from joint interest partners	2,334	2,723
Current operating lease liabilities	2,193	2,607
Other current liabilities	1,812	1,954
Total current liabilities	691,425	341,231
Long-term debt	1,044,474	710,000
Deferred income taxes	984	984
Asset retirement obligations	44,993	46,363
Derivative instruments	125,594	37,614
Operating lease liabilities	1,552	2,362
Other liabilities	5,921	7,744
Total liabilities	1,914,943	1,146,298
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 60,000,000 shares authorized; 20,095,116 shares issued and 19,904,333 shares outstanding at June 30, 2021 and 20,093,017 shares issued and 20,093,017 shares outstanding at December 31, 2020	200	200
Treasury stock, at cost: 190,783 shares at June 30, 2021 and no shares at December 31, 2020	(14,560)	—
Additional paid-in capital	870,567	965,654
Accumulated deficit	(20,140)	(49,912)
Oasis share of stockholders’ equity	836,067	915,942
Non-controlling interests	185,706	96,797
Total stockholders’ equity	1,021,773	1,012,739
Total liabilities and stockholders’ equity	$2,936,716	$2,159,037

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Revenues
Oil and gas revenues	$255,227	$93,830	$500,688	$332,958
Purchased oil and gas sales	81,855	37,352	130,315	123,630
Midstream revenues	55,783	34,774	117,095	91,185
Other services revenues	195	396	421	6,377
Total revenues	393,060	166,352	748,519	554,150
Operating expenses
Lease operating expenses	34,321	29,608	69,581	79,377
Midstream expenses	23,547	8,161	51,445	21,245
Other services expenses	21	729	21	5,660
Gathering, processing and transportation expenses	20,485	23,765	36,196	53,229
Purchased oil and gas expenses	85,455	33,180	133,865	118,383
Production taxes	16,208	6,764	32,488	26,090
Depreciation, depletion and amortization	38,968	33,130	78,958	236,885
Exploration expenses	1,250	1,430	1,673	2,598
Impairment	2	2,319	5	4,825,997
General and administrative expenses	20,210	37,443	40,947	68,617
Total operating expenses	240,467	176,529	445,179	5,438,081
Gain (loss) on sale of properties	222,980	(1,047)	223,068	10,179
Operating income (loss)	375,573	(11,224)	526,408	(4,873,752)
Other income (expense)
Net gain (loss) on derivative instruments	(267,037)	(37,187)	(448,552)	248,135
Interest expense, net of capitalized interest	(22,571)	(44,388)	(31,268)	(140,145)
Gain on extinguishment of debt	—	—	—	83,887
Other income (expense)	(1,002)	837	(544)	900
Total other income (expense), net	(290,610)	(80,738)	(480,364)	192,777
Income (loss) before income taxes	84,963	(91,962)	46,044	(4,680,975)
Income tax benefit (expense)	(3,654)	2,613	—	257,351
Net income (loss) including non-controlling interests	81,309	(89,349)	46,044	(4,423,624)
Less: Net income (loss) attributable to non-controlling interests	7,945	3,594	16,272	(19,820)
Net income (loss) attributable to Oasis	$73,364	$(92,943)	$29,772	$(4,403,804)
Earnings (loss) attributable to Oasis per share:
Basic	$3.69	$(0.29)	$1.49	$(13.90)
Diluted	3.52	(0.29)	1.46	(13.90)
Weighted average shares outstanding:
Basic	19,904	317,629	19,952	316,899
Diluted	20,822	317,629	20,419	316,899

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Successor	Predecessor
	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Cash flows from operating activities:
Net income (loss) including non-controlling interests	$46,044	$(4,423,624)
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	78,958	236,885
Gain on extinguishment of debt	—	(83,887)
Gain on sale of properties	(223,068)	(10,179)
Impairment	5	4,825,997
Deferred income taxes	—	(257,315)
Derivative instruments	448,552	(248,135)
Equity-based compensation expenses	6,900	11,697
Deferred financing costs amortization and other	16,289	16,755
Working capital and other changes:
Change in accounts receivable, net	(96,704)	167,871
Change in inventory	(2,880)	(8,739)
Change in prepaid expenses	3,773	(7,465)
Change in accounts payable, interest payable and accrued liabilities	80,969	(156,668)
Change in other assets and liabilities, net	(8,475)	(3,298)
Net cash provided by operating activities	350,363	59,895
Cash flows from investing activities:
Capital expenditures	(85,217)	(270,283)
Acquisition deposit	(74,500)	—
Proceeds from sale of properties	369,819	13,780
Costs related to sale of properties	(2,358)	—
Derivative settlements	(78,575)	144,069
Derivative modification	(82,419)	—
Net cash provided by (used in) investing activities	46,750	(112,434)
Cash flows from financing activities:
Proceeds from revolving credit facilities	369,500	577,000
Principal payments on revolving credit facilities	(866,500)	(383,000)
Repurchase of senior unsecured notes	—	(68,040)
Proceeds from issuance of senior unsecured notes	850,000	—
Deferred financing costs	(20,332)	(102)
Proceeds from issuance of OMP common units, net of offering costs	86,657	—
Common control transaction costs	(5,432)	—
Purchases of treasury stock	(14,560)	(2,626)
Dividends paid	(15,039)	—
Distributions to non-controlling interests	(12,165)	(12,042)
Payments on finance lease liabilities	(726)	(1,262)
Proceeds from warrants exercised	173	—
Net cash provided by financing activities	371,576	109,928
Increase in cash, cash equivalents and restricted cash	768,689	57,389
Cash, cash equivalents and restricted cash:
Beginning of period	20,226	20,019
End of period	$788,915	$77,408
Supplemental non-cash transactions:
Change in accrued capital expenditures	$11,515	$(60,655)
Change in asset retirement obligations	(1,370)	2,039
Note receivable from divestiture	2,900	—
Contingent consideration from Permian Basin Sale	32,860	—
Dividends payable	83,543	—

Non-GAAP Financial Measures
E&P Adjusted Gas Revenue
E&P Adjusted Gas Revenue is defined as total natural gas revenues less benefits from our midstream business segment related to natural gas gathering and processing services recorded to consolidated gathering, processing and transportation (“GPT”) expenses. E&P Adjusted Gas Revenue is not a measure of natural gas revenues as determined by GAAP. The Company believes that the presentation of E&P Adjusted Gas Revenue provides useful additional information to investors and analysts to evaluate the natural gas revenues derived from our E&P business. This non-GAAP measure is intended to provide investors and analysts an indication of the natural gas revenues the Company would receive if our natural gas volumes were serviced by a third party midstream operator.
The following table presents a reconciliation of the GAAP financial measure of natural gas revenues to the non-GAAP financial measure of E&P Adjusted Gas Revenue for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Natural gas and NGL revenues	$48,498	$12,771	$108,141	$39,106
Intercompany impacts from midstream segment	(10,511)	(5,630)	(21,096)	(16,869)
E&P Adjusted Gas Revenue	$37,987	$7,141	$87,045	$22,237
Cash GPT and E&P GPT Reconciliation
Cash GPT is defined as total GPT less non-cash valuation charges on pipeline imbalances. E&P GPT is defined as Cash GPT less the benefits from the Company’s midstream business segment related to crude oil gathering and transportation services. Cash GPT and E&P GPT are not a measure of GPT as determined by GAAP. Management believes that the presentation of Cash GPT and E&P GPT provide useful additional information to investors and analysts to assess the cash costs incurred to get the Company’s commodities to market without regard for certain benefits of its midstream business segment, as well as the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT and E&P GPT for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

GPT	$20,485	$23,765	$36,196	$53,229
Pipeline imbalances	(738)	(1,222)	1,109	(1,467)
Cash GPT	$19,747	$22,543	$37,305	$51,762
Intercompany impacts from midstream segment	1,790	1,784	3,600	3,796
E&P GPT	$21,537	$24,327	$40,905	$55,558

E&P Cash G&A Reconciliation
E&P Cash G&A is defined as general and administrative (“G&A”) expenses less non-cash equity-based compensation expenses, other non-cash charges and G&A expenses attributable to the Company’s midstream business segment and other services. E&P Cash G&A is not a measure of G&A as determined by GAAP. Management believes that the presentation of

E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company, and the G&A costs associated with the Company’s midstream business segment.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of E&P Cash G&A for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

General and administrative expenses	$20,210	$37,443	$40,947	$68,617
Equity-based compensation expenses	(4,702)	(4,738)	(6,900)	(11,359)
G&A expenses attributable to midstream and other services	(4,487)	(3,923)	(9,039)	(11,811)
E&P Cash G&A	$11,021	$28,782	$25,008	$45,447

Cash Interest and E&P Cash Interest Reconciliation
Cash Interest is defined as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense, and E&P Cash Interest is defined as total Cash Interest less Cash Interest attributable to OMP. Cash Interest and E&P Cash Interest are not measures of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest and E&P Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its E&P activities, excluding non-cash amortization, and its ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measures of Cash Interest and E&P Cash Interest for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020(1)	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020(1)

Interest expense	$22,571	$44,388	$31,268	$140,145
Capitalized interest	543	1,776	961	4,063
Amortization of deferred financing costs(2)	(9,990)	(4,448)	(13,461)	(6,147)
Amortization of debt discount	—	(2,696)	—	(5,535)
Cash Interest	13,124	39,020	18,768	132,526
Cash Interest attributable to OMP	(10,758)	(4,980)	(13,486)	(35,212)
E&P Cash Interest	$2,366	$34,040	$5,282	$97,314
__________________
(1)For the three and six months ended June 30, 2020, interest expense, Cash Interest and E&P Cash Interest include specified default interest charges of $1.0 million and $30.3 million, respectively, related to the Predecessor credit facility. For the three and six months ended June 30, 2020, interest expense, Cash Interest and Cash Interest attributable to OMP include specified default interest charges of $2.1 million and $28.0 million, respectively, related to the OMP credit facility. These specified default interest charges were waived upon our emergence from bankruptcy.
(2)The three and six months ended June 30, 2021 includes bridge facility fees of $7.8 million which were expensed as incurred.
Adjusted EBITDA and Adjusted EBITDA attributable to Oasis Reconciliation
Adjusted EBITDA is defined as earnings (loss) before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA attributable to Oasis is defined as Adjusted EBITDA less Adjusted EBITDA attributable to OMP, plus distributions from OMP for Oasis’s ownership of OMP limited partner units and, prior to the Midstream Simplification, Adjusted EBITDA attributable to Oasis’s retained interests in Bobcat DevCo and Beartooth DevCo (the “DevCo Interests”) and distributions from OMP GP related to OMP’s incentive distribution rights.

Adjusted EBITDA and Adjusted EBITDA attributable to Oasis are not measures of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted EBITDA attributable to Oasis provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and, with respect to Adjusted EBITDA attributable to Oasis, the Company’s ability to maintain compliance with its debt covenants under the Oasis credit facility.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA attributable to Oasis for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Net income (loss) including non-controlling interests	$81,309	$(89,349)	$46,044	$(4,423,624)
(Gain) loss on sale of properties	(222,980)	1,047	(223,068)	(10,179)
Gain on extinguishment of debt	—	—	—	(83,887)
Net (gain) loss on derivative instruments	267,037	37,187	448,552	(248,135)
Derivative settlements	(55,979)	139,049	(78,575)	144,069
Interest expense, net of capitalized interest(1)	22,571	44,388	31,268	140,145
Depreciation, depletion and amortization	38,968	33,130	78,958	236,885
Impairment	2	2,319	5	4,825,997
Exploration expenses	1,250	1,430	1,673	2,598
Equity-based compensation expenses	4,702	4,890	6,900	11,697
Income tax (benefit) expense	3,654	(2,613)	—	(257,351)
Other non-cash adjustments	1,720	2,765	(303)	3,010
Adjusted EBITDA	142,254	174,243	311,454	341,225
Adjusted EBITDA attributable to OMP	(55,818)	(40,020)	(112,277)	(112,948)
Adjusted EBITDA attributable to DevCo Interests	—	14,208	—	40,746
Cash distributions from OMP to Oasis	20,608	13,272	33,874	26,509
Adjusted EBITDA attributable to Oasis	$107,044	$161,703	$233,051	$295,532

Net cash provided by (used in) operating activities	$159,950	$(47,880)	$350,363	$59,895
Derivative settlements	(55,979)	139,049	(78,575)	144,069
Interest expense, net of capitalized interest(1)	22,571	44,388	31,268	140,145
Exploration expenses	1,250	1,430	1,673	2,598
Deferred financing costs amortization and other	(13,969)	(10,567)	(16,289)	(16,755)
Current tax (benefit) expense	—	25	—	(36)
Changes in working capital	26,711	45,033	23,317	8,299
Other non-cash adjustments	1,720	2,765	(303)	3,010
Adjusted EBITDA	142,254	174,243	311,454	341,225
Adjusted EBITDA attributable to OMP	(55,818)	(40,020)	(112,277)	(112,948)
Adjusted EBITDA attributable to DevCo Interests	—	14,208	—	40,746
Cash distributions from OMP to Oasis	20,608	13,272	33,874	26,509
Adjusted EBITDA attributable to Oasis	$107,044	$161,703	$233,051	$295,532
_________________
(1)The three and six months ended June 30, 2020 included specified default interest charges of $1.0MM and $30.3MM, respectively, related to the Predecessor credit facility and $2.1MM and $28.0MM, respectively, related to the OMP credit facility. These specified default interest charges were waived upon Oasis’s emergence from bankruptcy.

E&P Adjusted EBITDA and E&P Free Cash Flow Reconciliations
The Company defines E&P Free Cash Flow as Adjusted EBITDA from its E&P segment plus distributions to Oasis for its ownership of OMP, less E&P Cash Interest, capital expenditures for E&P and other, excluding capitalized interest. E&P Free Cash Flow is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of E&P Free Cash Flow provides useful additional information to investors and analysts for assessing the financial performance of its E&P business as compared to its peers and its ability to generate cash from its E&P operations and midstream ownership interests after interest and capital spending. In addition, E&P Free Cash Flow excludes changes in operating assets and liabilities that relate to the timing of cash receipts and disbursements, which the Company may not control, and changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.
The following table presents a reconciliation of the GAAP financial measure of income (loss) before income taxes including non-controlling interests from the Company’s E&P segment to the non-GAAP financial measure of E&P Adjusted EBITDA from the Company’s E&P segment and E&P Free Cash Flow for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Income (loss) before income taxes including non-controlling interests	$57,586	$(116,366)	$(25,130)	$(4,629,623)
(Gain) loss on sale of properties	(228,015)	1,047	(228,103)	(10,179)
Gain on extinguishment of debt	—	—	—	(83,887)
Net (gain) loss on derivative instruments	267,037	37,187	448,552	(248,135)
Derivative settlements	(55,979)	139,049	(78,575)	144,069
Interest expense, net of capitalized interest(1)	11,424	39,202	16,289	104,702
Depreciation, depletion and amortization	29,232	25,676	60,002	224,330
Impairment	—	920	3	4,716,314
Exploration expenses	1,250	1,430	1,673	2,598
Equity-based compensation	4,686	4,811	6,374	11,407
Other non-cash adjustments	1,792	2,765	(282)	3,010
E&P Adjusted EBITDA	89,013	135,721	200,803	234,606
Distributions to Oasis from OMP and DevCo Interests(2)	20,608	28,177	33,874	67,949
E&P Cash Interest(1)	(2,366)	(34,040)	(5,282)	(97,314)
E&P and other capital expenditures	(53,015)	(38,655)	(82,024)	(192,284)
Midstream capital expenditures attributable to DevCo Interests(2)	—	(272)	—	(7,713)
Capitalized interest	543	1,776	961	4,063
E&P Free Cash Flow	$54,783	$92,707	$148,332	$9,307
___________________
(1)The three and six months ended June 30, 2020 includes the impact of specified default interest charges of $1.0MM and $30.3MM, respectively, related to the Predecessor credit facility. The specified default interest charge was waived upon Oasis’s emergence from bankruptcy.
(2)The Company sold its remaining ownership interests in Bobcat DevCo and Beartooth DevCo to OMP in the first quarter of 2021. The effective date of the sale was January 1, 2021.

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share Reconciliations
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income (loss) attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income
(Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Oasis Per Share for the periods presented (in thousands, except per share data):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Net income (loss) attributable to Oasis	$73,364	$(92,943)	$29,772	$(4,403,804)
(Gain) loss on sale of properties	(222,980)	1,047	(223,068)	(10,179)
Gain on extinguishment of debt	—	—	—	(83,887)
Net (gain) loss on derivative instruments	267,037	37,187	448,552	(248,135)
Derivative settlements	(55,979)	139,049	(78,575)	144,069
Impairment(1)	2	2,275	5	4,799,805
Additional interest charges(2)	—	3,037	—	58,300
Amortization of deferred financing costs(3)	9,883	4,360	12,981	5,971
Amortization of debt discount	—	2,696	—	5,535
Other non-cash adjustments	1,720	2,765	(303)	3,010
Tax impact(4)	85	(48,928)	(36,826)	(1,108,867)
Other tax adjustments(5)	(15,567)	22,934	(10,728)	850,436
Adjusted Net Income Attributable to Oasis	$57,565	$73,479	$141,810	$12,254

Diluted earnings (loss) attributable to Oasis per share	$3.52	$(0.29)	$1.46	$(13.90)
(Gain) loss on sale of properties	(10.71)	—	(10.93)	(0.03)
Gain on extinguishment of debt	—	—	—	(0.26)
Net (gain) loss on derivative instruments	12.82	0.12	21.97	(0.78)
Derivative settlements	(2.69)	0.44	(3.85)	0.45
Impairment(1)	—	0.01	—	15.09
Additional interest charges(2)	—	0.01	—	0.18
Amortization of deferred financing costs(3)	0.47	0.01	0.64	0.02
Amortization of debt discount	—	0.01	—	0.02
Other non-cash adjustments	0.10	0.01	(0.01)	0.01
Tax impact(4)	—	(0.16)	(1.80)	(3.49)
Other tax adjustments(5)	(0.75)	0.07	(0.53)	2.67
Impact of diluted shares(6)	—	—	—	0.06
Adjusted Diluted Earnings Attributable to Oasis Per Share	$2.76	$0.23	$6.95	$0.04

Diluted weighted average shares outstanding(6)	20,822	318,112	20,419	318,092

Effective tax rate applicable to adjustment items(4)	26.7%	25.4%	23.1%	23.7%
___________________
(1)For the three and six months ended June 30, 2020, OMP recorded an impairment expense of $0.2MM and $102.0MM, respectively, which is included in the Company’s unaudited condensed consolidated financial statements. OMP impairment expense attributable to non-controlling interests of $0.1MM and $26.2MM is excluded from impairment expense in the table above for the three and six months ended June 30, 2020, respectively.
(2)For the three and six months ended June 30, 2020, the Company incurred specified default interest charges of $1.0MM and $30.3MM, respectively, related to the Predecessor credit facility and $2.1MM and $28.0MM, respectively, related to the OMP credit facility. These specified default interest charges were waived upon Oasis’s emergence from bankruptcy.
(3)Excludes amortization of deferred financing costs attributable to non-controlling interests of $0.1MM and $0.5MM for the three and six months ended June 30, 2021, respectively, and $0.1MM and $0.2MM for the three and six months ended June 30, 2020, respectively.
(4)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(5)Other tax adjustments relate to the deferred tax asset valuation allowance, which is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.
(6)Includes the dilutive effect of unvested share-based awards of 918,000 and 467,000 for the three and six months ended June 30, 2021, respectively, and 483,000 and 1,193,000 for the three and six months ended June 30, 2020, respectively, in computing Adjusted Diluted Earnings Attributable to Oasis Per Share. For the three and six months ended June 30, 2020, these dilutive share-based awards were excluded from the GAAP calculation of diluted loss attributable to Oasis per share due to the anti-dilutive effect.